Exhibit 21

Subsidiaries of the Registrant

The following are subsidiaries of the Registrant as of December 31, 2016 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using names indicated. Certain subsidiaries are not listed; these omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

State or Country of Organization
Subsidiaries of Hill International, Inc.
Hill International (Puerto Rico), Inc.	Delaware
Hill International N.V. *	Netherlands
Hill International Development Inc.	Delaware
Hill International Development Ltd.	British Virgin Islands
PCI Group, LLC	Nevada
Hill International Real Estate, LLC*	Pennsylvania
Boyken International, Inc.	Georgia
MyLCM Solutions, Inc.	California
TCM Group, Inc.	California
Hill International (New England) Inc.	Massachusetts
Hill International Engineering Consultancy, LLC (Oman)	Oman
Hill International Consulting, Inc.	Delaware

Subsidiaries of Hill International N.V.
Hill International (Anatolia)	Turkey
SIA Hill International (Baltic)	Latvia
Hill International (UK) Ltd.*	England
Hill International (Bucharest) S.R.L.	Romania
Hill International (Hellas) S.A.	Greece
Hill International (Middle East) Ltd.	British Virgin Islands
Hill Construction Management Ltd.	Serbia
James R. Knowles (Holdings) Ltd.*	England
Hill International (Libya) Ltd.	Malta
Hill International (North Africa) Ltd.	Egypt
Hill Facilities Management Ltd. (Egypt)	Egypt
Asia/Pacific Hill International Holding PTE Ltd.	Singapore
Hill International (Spain), S.A.*	Spain
Hill International Sp. z o.o	Poland
Binnington Copeland & Associates (Pty.) Ltd.	South Africa
BCA Training (Pty.) Ltd.	South Africa
Angus Octan Scotland Ltd.*	Scotland
IMS Proje Yonetimi ve Danismanlik A.S.	Turkey
Hill International Consulting BV	Netherlands

Subsidiaries of Hill International (UK) Ltd.
John Shreeves & Partners Ltd.	England

Subsidiaries of James R. Knowles (Holdings) Ltd.
James R. Knowles (Worldwide) Ltd.	England

James R. Knowles (Australia Holdings) Pty. Ltd.*	Australia
Knowles Consultancy Services, Inc.	Canada

Subsidiaries of Hill International (Spain), S.A.
Gerens Hill Gestion de Activos, S.A.	Spain
Hill International de Mexico, S.A. de C.V.	Mexico
Hill International Brasil Participações Ltda.*	Brazil

Subsidiaries of Hill International Brasil Participações Ltda.
Hill International do Brasil, S.A.	Brazil
Hill International do Brasil, S.A., SP	Brazil

*Parent corporation of additional subsidiaries